[O'MELVENY & MYERS LLP LETTERHEAD}

                            June
                            18th
                            1 9 9 8








(714) 760-9600
                                                     412,260-047
                                                    NB1-339230.V1

International Rectifier Corporation
233 Kansas Street
El Segundo, California  90245

          Re:  International Rectifier Corporation
               Retirement Savings Plan

Gentlemen:

          In connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be submitted by International Rectifier Corporation (the "Company") to the Securities and Exchange Commission with respect to the International Rectifier Corporation Retirement Savings Plan, as amended (the "Plan"), you have requested our opinion as to whether the provisions of the written documents constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). We consent to the use of this opinion as an exhibit to the Registration Statement.

          We have been advised by you that the Plan, as amended and restated as of January 1, 1997, received a favorable determination letter, dated October 9, 1997, from the Internal Revenue Service (the "Service") that the Plan satisfies the requirements of the Tax Reform Act of 1986, as amended, and subsequent legislation (the "Determination Letter"). We have also been advised by you that the Determination Letter was contingent upon the adoption of certain amendments to the Plan submitted to the Service on September 30, 1997 and that these amendments were duly adopted by the Company on November 24, 1997 in the form of Amendment 1997-1 to the Plan. In addition, we have been advised by you that certain other Plan amendments were adopted on December 24, 1997 in the form of Amendment 1997-2 to the Plan and that these amendments were submitted to the Service and received a favorable determination letter from the Service dated February 26, 1998.

          Based on the foregoing, and our examination of the Plan and accompanying trust, it is our opinion that the form of the Plan satisfies the essential substantive requirements of ERISA and the Internal Revenue Code of 1986, as amended. Our opinion and any determination letter issued by the Internal Revenue Service covers only the form of the Plan and leaves open the question of whether in operation the Plan is qualified.

                              Respectfully submitted,
                              /s/ O'MELVENY & MYERS LLP
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